UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 25, 2005

THE FINISH LINE, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	0-20184	35-1537210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana	46235
(Address of Principal Executive Offices)	(Zip Code)

(317) 899-1022

Registrant’s telephone number, including area code:

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

New Credit Agreement; Guaranty

On February 25, 2005, The Finish Line, Inc. (the “Company”) and its wholly owned subsidiaries, The Finish Line Distribution, Inc., The Finish Line USA, Inc. and Finish Line Transportation Co., Inc. (each a “Subsidiary Borrower” and, together, the “Subsidiary Borrowers”) entered into a five year, $75,000,000 revolving credit facility (the “New Credit Agreement”) among the Company, the Subsidiary Borrowers and certain lenders. The New Credit Agreement also provides that, under certain circumstances, the Company may increase the aggregate principal amount of revolving loans by up to an additional $75,000,000. The New Credit Agreement will be used by the Company, among other things, to, fund its working capital needs and for other general corporate purposes.

The New Credit Agreement and related loan documents replace the Company’s prior credit facility dated as of September 20, 2000 and related loan documents, in each case as amended from time to time (collectively, the “Prior Credit Agreement”). All commitments under the Prior Credit Agreement were terminated effective February 25, 2005.

Approximately $4,000,000 in existing letters of credit under the Prior Credit Agreement were deemed issued under the New Credit Agreement. No advances were outstanding under the Prior Credit Agreement as of February 25, 2005, and no advances were borrowed under the New Credit Agreement on February 25, 2005. Accordingly, the total revolving credit availability under the New Credit Agreement immediately after the consummation of the New Credit Agreement was approximately $71,000,000. The Company’s ability to borrow monies in the future under the New Credit Agreement is subject to certain conditions, including compliance with certain covenants and making certain representations and warranties.

To maintain availability of funds under the New Credit Agreement, the Company will initially pay a 0.125% per annum commitment fee on the unused portion of the revolving credit commitments under the New Credit Agreement. Such commitment fee may be adjusted quarterly based on the consolidated leverage ratio of the Company and its subsidiaries, as calculated pursuant to the New Credit Agreement. The maximum percentage of the commitment fee will be 0.200%.

The initial interest rates per annum applicable to amounts outstanding under the New Credit Agreement are, at the Company’s option, either (a) the Alternate Base Rate as defined in the New Credit Agreement (the “Alternate Base Rate”), or (b) the Eurodollar Base Rate as defined in the New Credit Agreement (the “Eurodollar Base Rate”) plus a margin of 0.600% per annum. The margin over the Eurodollar Base Rate under the New Credit Agreement may be adjusted quarterly based on the consolidated leverage ratio of the Company and its subsidiaries, as calculated pursuant to the New Credit Agreement. The maximum margin over the Eurodollar Base Rate under the New Credit Agreement will be 1.125% per annum. Interest payments under the New Credit Agreement are due on the interest payment dates specified in the New Credit Agreement.

Amounts outstanding under the New Credit Agreement may be prepaid at the option of the Company without premium or penalty, subject to customary breakage fees in connection with the prepayment of a Eurodollar Base Rate loan.

Spike’s Holding, LLC, a wholly owned subsidiary of The Finish Line USA, Inc., has guaranteed the obligations of the Company and the Subsidiary Borrowers under the New Credit Agreement. Within 30 days after the date of execution of the New Credit Agreement, The Finish Line Man Alive, Inc., a wholly owned subsidiary of the Company, will also guarantee the obligations of the Company and the Subsidiary Borrowers under the New Credit Agreement. Any future wholly-owned domestic subsidiaries of the Company or any Subsidiary Borrower also are required to guarantee the obligations of the Company and the Subsidiary Borrowers under the New Credit Agreement.

The New Credit Agreement and related loan documents contain covenants that limit the ability of the Company and the Subsidiary Borrowers, among other things, to:

•	incur or guarantee indebtedness;

•	pay dividends or repurchase stock;

•	enter into transactions with affiliates;

•	consummate asset sales, acquisitions or mergers;

•	prepay certain other indebtedness; or

•	make investments.

The New Credit Agreement requires compliance with the following financial covenants (in each case calculated as set forth in the New Credit Agreement):

•	minimum consolidated tangible net worth; and

•	maximum leverage ratio.

The New Credit Agreement contains customary events of default, including:

•	failure to make required payments;

•	failure to comply with certain agreements or covenants;

•	certain cross-default events;

•	changes of control;

•	certain events of bankruptcy and insolvency; and

•	failure to pay certain judgments.

The foregoing descriptions of the New Credit Agreement and the Spike’s Holding guaranty are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Report.

Item 1.02 Termination of a Material Definitive Agreement

The information included in Item 1.01 of this Report with respect to the Prior Credit Agreement is incorporated by reference into this Item 1.02.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description
10.1	Credit Agreement, dated as of February 25, 2005, among The Finish Line, Inc., The Finish Line Distribution, Inc., The Finish Line USA, Inc. and Finish Line Transportation Co., Inc. as borrowers, certain lenders and National City Bank of Indiana., as Agent.

10.2	Subsidiary Guaranty, dated as of February 25, 2005, by Spike’s Holding, LLC in favor of the lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date: March 2, 2005	By:	/s/ Kevin S. Wampler
	Name:	Kevin S. Wampler
	Title:	Executive Vice-President-Chief Financial Officer and Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Credit Agreement, dated as of February 25, 2005, among The Finish Line, Inc., The Finish Line Distribution, Inc., The Finish Line USA, Inc. and Finish Line Transportation Co., Inc. as borrowers, certain lenders and National City Bank of Indiana., as Agent.

10.2	Subsidiary Guaranty, dated as of February 25, 2005, by Spike’s Holding, LLC in favor of the lenders named therein.